UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

JEFFERIES FINANCIAL GROUP INC. (Exact name of registrant as specified in its charter)

New York	13-2615557
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

520 Madison Avenue, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.125% Senior Notes due 2031	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file numbers to which this form relates:

333-271881

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 5.125% Senior Notes due 2031 (the “Notes”) issued by Jefferies Financial Group Inc. (“Jefferies”). A description of the Notes is set forth under the heading “Description of the Notes” in the Prospectus Supplement dated April 23, 2026, filed by Jefferies with the Securities and Exchange Commission (the “Commission”) on April 24, 2026 pursuant to Rule 424(b)(2) under the Securities Act of 1933 (the “Act”), which supplements (and to the extent inconsistent, supersedes) the description of the general terms and provisions of the debt securities set forth under the heading “Description of Debt Securities” in the Prospectus included in the Registration Statement on Form S-3 (File No. 333-271881), filed by Jefferies with the Commission on May 12, 2023, which descriptions are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description of Exhibit

4.1
Indenture, dated as of October 18, 2013, between Jefferies and The Bank of New York Mellon, as Trustee, incorporated herein by reference to Exhibit 4.1 of Jefferies’ Current Report on Form 8-K filed on October 18, 2013.

4.2
Supplemental Indenture No. 6 establishing the terms of the Notes, dated as of April 28, 2026, between Jefferies and The Bank of New York Mellon, as Trustee, incorporated herein by reference to Exhibit 4.2 of Jefferies’ Current Report on Form 8-K filed on April 28, 2026.

4.3	Form of 5.125% Global Note due 2031, incorporated herein by reference to Exhibit 4.3 of Jefferies’ Current Report on Form 8-K filed on April 28, 2026.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

JEFFERIES FINANCIAL GROUP INC.

Date: May 4, 2026	By:	/s/ Michael J. Sharp
Michael J. Sharp
Executive Vice President and General Counsel